Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS SECOND QUARTER 2014 RESULTS AND ANNOUNCES MULTI-YEAR DISTRIBUTIONS TO SHAREHOLDERS

RALEIGH, NC - August 6, 2014, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial results for the second quarter of 2014 and multi-year distributions to shareholders.

Highlights

•	Total Investment Portfolio at Fair Value: $736.3 million

•	Total Net Assets (Equity): $445.8 million

•	Net Asset Value Per Share (Book Value): $15.95

•	Weighted Average Yield on Debt Investments: 13.8%

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 20.5%

•	Investment Portfolio Activity for the Quarter Ended June 30, 2014

•	Cost of investments made during the period: $87.3 million

•	Principal repayments during the period: $39.1 million

•	Proceeds related to the sale of equity investments during the period: $14.1 million

•	Financial Results for the Quarter Ended June 30, 2014

•	Total investment income: $24.9 million

•	Net investment income: $14.7 million

•	Net investment income per share: $0.53

•	Dividend paid per share: $0.54

•	Capital gain distribution paid per share: $0.15

•	Net realized gains: $11.7 million

•	Net increase in net assets resulting from operations: $24.2 million

•	Net increase in net assets resulting from operations per share: $0.87

In commenting on the Company’s results, Garland S. Tucker, III, Chairman and Chief Executive Officer, stated, “The second quarter of 2014 was robust on all fronts. We made $87.3 million of investments, generated $11.7 million of net realized capital gains and maintained our low efficiency ratio.  In addition, as a result of our significant realized capital gains we expect to increase our annualized distributions to shareholders by $0.20 per share, which, when added to our current annualized dividend of $2.16 per share equates to a total annualized distribution of $2.36 per share.  These additional distributions are expected to continue for at least the next three years and will be paid on a quarterly basis beginning in connection with, and in addition to, our third quarter 2014 dividend.  Again, it is an exciting time for Triangle and it gives me great pleasure to be able to share such good news with our investors.”

Second Quarter 2014 Results

Total investment income during the second quarter of 2014 was $24.9 million, compared to total investment income of $27.3 million for the second quarter of 2013, representing a decrease of 8.5%. This decrease was primarily attributable to a $2.3 million decrease in total loan interest (including PIK interest), fee and dividend income.

Net investment income during the second quarter of 2014 was $14.7 million, compared to net investment income of $16.3 million for the second quarter of 2013, representing a decrease of 9.9%. The Company’s net investment income per share during the second quarter of 2014 was $0.53, based on a weighted average share count of 27.9 million, as compared to $0.59 per share during the second quarter of 2013, based on a weighted average share count of 27.6 million.

The Company’s net increase in net assets resulting from operations was $24.2 million during the second quarter of 2014, as compared to a net increase in net assets resulting from operations of $21.8 million during the second quarter of 2013. The Company’s net increase in net assets resulting from operations was $0.87 per share during the second quarter of 2014, based on a weighted average share count of 27.9 million, as compared to a net increase in net assets resulting from operations of $0.79 per share during the second quarter of 2013, based on a weighted average share count of 27.6 million.

The Company’s net asset value, or NAV, per share at June 30, 2014, was $15.95 as compared to $16.10 per share at December 31, 2013. As of June 30, 2014, the Company’s weighted average yield on its outstanding, currently yielding, debt investments was approximately 13.8%.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer of the Company, stated, “We ended the second quarter with approximately $245 million of available liquidity, which allowed us to fund approximately $58 million of new investments in July. Considering these investments, repayments subsequent to quarter-end and our borrowing of SBA-guaranteed debentures, we have over $200 million of liquidity to support our investment activities.”

At June 30, 2014, the Company had cash and cash equivalents totaling $79.6 million, and $133.7 million of remaining borrowing capacity under its $165.0 million credit facility.

As of June 30, 2014, the Company had outstanding non-callable, fixed-rate SBA-guaranteed debentures totaling $193.4 million with a weighted average interest rate of 4.1%. Subsequent to quarter end, the Company borrowed an additional $31.3 million of SBA-guaranteed debentures.

Dividend and Distribution Information

On May 14, 2014, Triangle announced that its board of directors had declared a cash dividend of $0.54 per share, which was the Company’s thirtieth consecutive quarterly dividend since its initial public offering in February, 2007. The record date for the dividend was June 11, 2014, and payment date was June 25, 2014.

In addition to its regular quarterly dividend, on February 12, 2014, Triangle announced two special distributions totaling $0.30 per share consisting of two equal payments of $0.15 per share, which were paid to shareholders on March 26, 2014 and June 25, 2014.

Today, Triangle announces its intention to pay shareholders an additional $0.05 per share on a quarterly basis ($0.20 per share on an annual basis) and expects these quarterly distributions to continue for at least the next three years. These distributions will be paid beginning in the third quarter of 2014 and will be declared and paid in connection with, and in addition to, Triangle’s normal quarterly dividends. Consequently, the third quarter 2014 distributions to shareholders, which will be declared at a later time, are expected to total $0.59 per share.

Recent Portfolio Activity

During the second quarter of 2014, Triangle made five new investments totaling $61.3 million, and five investments in existing portfolio companies totaling approximately $26.0 million. Also during the second quarter of 2014, the Company received five repayments totaling approximately $30.3 million, resulting in realized gains of approximately $0.7 million, and received normal principal repayments and partial loan prepayments totaling $8.8 million. In addition, the Company received proceeds related to the sales of certain equity securities totaling $14.1 million and recognized net realized gains on such sales totaling approximately $11.0 million.

New investment transactions during the second quarter of 2014 are summarized as follows:

In April, 2014, the Company made a $23.0 million investment in PCX Aerostructures, LLC (“PCX”) consisting of subordinated debt and equity. PCX performs precision machining of aerospace components and assemblies for both military and commercial aircraft.

In April, 2014, the Company made a $0.6 million investment in HKW Capital Partners (“HKW”). HKW is a private equity fund that focuses on change-of-control financing.

In June, 2014, the Company made a $15.0 million subordinated debt investment in Hickman’s Egg Ranch, Inc. (“Hickman’s”). Hickman’s, owned and operated in Arizona since 1944, is one of the largest egg producers in the United States.

In June, 2014, the Company made an $11.2 million investment in Frank Entertainment Companies, LLC (“Frank”) consisting of senior debt and equity. Headquartered in Jupiter, Florida, Frank is a third generation company operating movie theatre and family entertainment complexes along the eastern seaboard.

In June, 2014, the Company made an $11.5 million investment in Wheel Pros Holdings, Inc. (“Wheel Pros”) consisting of subordinated debt and equity. Wheel Pros is a national distributor of branded aftermarket wheels and performance tires.

New portfolio investments subsequent to quarter end are summarized as follows:

In July, 2014, the Company made a $22.0 million subordinated debt investment in GST AutoLeather, Inc. (“GST”). GST is a global supplier of interior leather to the automotive market.

In July, 2014, the Company made a $14.0 million unitranche debt investment in DLC Acquisition, LLC (“DLC”). DLC is a finance and accounting staffing firm that provides project execution capabilities in financial planning analysis, financial accounting and reporting, financial systems implementation, and process documentation and redesign services.

In July, 2014, the Company made a $4.5 million investment in DPII Holdings, LLC (“DPII”) consisting of subordinated debt and equity. DPII is a satellite communications company.

In July, 2014, the Company made a $17.6 million investment in CWS Acquisition Corporation (“CWS”) consisting of subordinated debt and equity. CWS is a manufacturer of custom windows, sliding doors and related products.

Conference Call to Discuss Second Quarter 2014 Results

Triangle has scheduled a conference call to discuss second quarter 2014 operating and financial results for Thursday, August 7, 2014, at 9:00 a.m. ET.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 11, 2014. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 72531294.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until September 5, 2014.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $35.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $35.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and stockholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $600,208,555 and $528,021,069 at June 30, 2014 and December 31, 2013, respectively)	$612,117,936	$546,043,946
Affiliate investments (cost of $109,139,313 and $107,418,051 at June 30, 2014 and December 31, 2013, respectively)	110,910,292	107,536,534
Control investments (cost of $18,241,876 and $18,378,665 at June 30, 2014 and December 31, 2013, respectively)	13,248,925	10,792,709
Total investments at fair value	736,277,153	664,373,189
Cash and cash equivalents	79,593,085	133,304,346
Interest and fees receivable	4,069,696	5,255,760
Prepaid expenses and other current assets	592,716	831,544
Deferred financing fees	10,263,133	11,063,716
Property and equipment, net	75,238	60,525
Total assets	$830,871,021	$814,889,080
Liabilities:
Accounts payable and accrued liabilities	$3,216,190	$7,493,928
Interest payable	3,022,415	3,017,645
Taxes payable	408,686	1,064,544
Deferred income taxes	4,317,331	3,514,376
Borrowings under credit facility	31,255,980	11,221,246
Notes	149,500,000	149,500,000
SBA-guaranteed debentures payable	193,376,003	193,285,211
Total liabilities	385,096,605	369,096,950
Commitments and contingencies (Note 6)
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 27,939,795 and 27,697,483 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively)	27,940	27,697
Additional paid in capital	410,823,140	409,042,893
Investment income in excess of distributions	6,132,527	8,610,735
Accumulated realized gains	24,051,059	20,665,371
Net unrealized appreciation	4,739,750	7,445,434
Total net assets	445,774,416	445,792,130
Total liabilities and net assets	$830,871,021	$814,889,080
Net asset value per share	$15.95	$16.10

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Investment income:
Loan interest, fee and dividend income:
Non-Control / Non-Affiliate investments	$17,292,568	$19,696,422	$33,800,333	$36,883,923
Affiliate investments	2,799,592	3,246,452	6,376,383	6,209,481
Control investments	643,835	46,194	789,195	95,565
Total loan interest, fee and dividend income	20,735,995	22,989,068	40,965,911	43,188,969
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	3,404,283	3,234,925	6,402,060	6,485,473
Affiliate investments	736,516	981,731	1,467,173	1,940,110
Control investments	6,084	5,961	12,071	11,828
Total payment-in-kind interest income	4,146,883	4,222,617	7,881,304	8,437,411
Interest income from cash and cash equivalent investments	56,888	44,463	131,496	95,703
Total investment income	24,939,766	27,256,148	48,978,711	51,722,083
Operating expenses:
Interest and other financing fees	5,158,543	4,989,523	10,298,055	10,101,035
General and administrative expenses	5,122,875	5,994,702	10,178,967	10,115,660
Total operating expenses	10,281,418	10,984,225	20,477,022	20,216,695
Net investment income	14,658,348	16,271,923	28,501,689	31,505,388
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	11,462,275	2,428,668	11,734,476	3,007,450
Affiliate investments	228,252	3,321,999	228,252	4,595,999
Control investments	—	(2,290,919)	(208,553)	(2,290,919)
Net realized gains (losses)	11,690,527	3,459,748	11,754,175	5,312,530
Net unrealized appreciation (depreciation):
Investments	(1,172,480)	2,116,796	(2,670,950)	3,883,341
Foreign currency borrowings	(395,269)	—	(34,734)	—
Net unrealized appreciation (depreciation)	(1,567,749)	2,116,796	(2,705,684)	3,883,341
Net realized and unrealized gains (losses) on investments and foreign currency borrowings	10,122,778	5,576,544	9,048,491	9,195,871
Loss on extinguishment of debt	—	—	—	(412,673)
Provision for taxes	(586,788)	—	(853,343)	(20,303)
Net increase in net assets resulting from operations	$24,194,338	$21,848,467	$36,696,837	$40,268,283
Net investment income per share—basic and diluted	$0.53	$0.59	$1.02	$1.15
Net increase in net assets resulting from operations per share—basic and diluted	$0.87	$0.79	$1.32	$1.46
Dividends per share	$0.54	$0.54	$1.08	$1.08
Capital gain distributions per share	$0.15	$—	$0.30	$—
Weighted average number of shares outstanding—basic and diluted	27,910,468	27,569,524	27,857,788	27,501,407

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net increase in net assets resulting from operations	$36,696,837	$40,268,283
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(164,840,342)	(37,112,821)
Repayments received/sales of portfolio investments	105,026,498	111,695,347
Loan origination and other fees received	2,838,426	621,440
Net realized gain on investments	(11,754,175)	(5,312,530)
Net unrealized depreciation (appreciation) on investments	1,867,995	(4,914,099)
Net unrealized depreciation on foreign currency borrowings	34,734	—
Deferred income taxes	802,955	1,030,758
Payment-in-kind interest accrued, net of payments received	(2,614,188)	(5,263,335)
Amortization of deferred financing fees	800,583	766,221
Loss on extinguishment of debt	—	412,673
Accretion of loan origination and other fees	(1,783,603)	(2,243,128)
Accretion of loan discounts	(644,575)	(765,628)
Accretion of discount on SBA-guaranteed debentures payable	90,792	88,843
Depreciation expense	20,114	19,085
Stock-based compensation	2,828,410	1,675,896
Changes in operating assets and liabilities:
Interest and fees receivable	1,186,064	(1,528,838)
Prepaid expenses and other current assets	238,828	(106,645)
Accounts payable and accrued liabilities	(4,277,738)	(1,954,469)
Interest payable	4,770	(181,387)
Taxes payable	(655,858)	(2,976,193)
Net cash (provided by) used in operating activities	(34,133,473)	94,219,473
Cash flows from investing activities:
Purchases of property and equipment	(34,827)	(17,145)
Net cash used in investing activities	(34,827)	(17,145)
Cash flows from financing activities:
Repayments of SBA-guaranteed debentures payable	—	(20,500,000)
Borrowings under credit facility	20,000,000	—
Financing fees paid	—	(684,294)
Common stock withheld for payroll taxes upon vesting of restricted stock	(2,474,121)	—
Cash dividends/distributions paid	(37,068,840)	(28,187,394)
Net cash used in financing activities	(19,542,961)	(49,371,688)
Net increase (decrease) in cash and cash equivalents	(53,711,261)	44,830,640
Cash and cash equivalents, beginning of period	133,304,346	72,300,423
Cash and cash equivalents, end of period	$79,593,085	$117,131,063
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,008,748	$9,084,547
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$1,426,201	$1,570,161